EXHIBIT 4.1


                            __________________________________________________

                                 PHH CORPORATION

                                     Issuer

                                       to

                       THE FIRST NATIONAL BANK OF CHICAGO

                                     Trustee
                                   __________

                          Supplemental Indenture No. 1

                            Dated as of July 10, 1998

                                   __________

                             SENIOR DEBT SECURITIES

                _________________________________________________



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                          SUPPLEMENTAL INDENTURE NO. 1


     SUPPLEMENTAL INDENTURE NO. 1, dated as of July 10, 1998, between PHH Corporation, a corporation duly organized and existing under the laws of the State of Maryland (the "Company"), and The First National Bank of Chicago, a national banking association duly organized and existing under the laws of the United States of America (the "Trustee"), as trustee under the Senior Indenture hereinafter mentioned.

                                   WITNESSETH:

     WHEREAS, the Company duly authorized the execution and delivery of a Senior Indenture, dated as of June 5, 1997, providing for the issuance from time to time of Securities of the Company (the "Senior Indenture") and the execution and delivery of this Supplemental Indenture No. 1;

     WHEREAS, PHH desires in and by this Supplemental Indenture No. 1 to add to the covenants of the Company in the Senior Indenture for the benefit of the Holders of all or any series of Securities as provided in Section 901(2) of the Senior Indenture; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture No. 1 and to make this Supplemental Indenture No. 1 valid and binding have been complied with or have been done or performed.


              NOW, THEREFORE, THIS INDENTURE WITNESSETH                     :


                                   ARTICLE ONE
                                   DEFINITIONS

     Section  1.01.   For  all  purposes  of  the  Senior   Indenture  and  this
Supplemental Indenture No. 1, except as otherwise expressly provided or unless the context otherwise requires:

     (a) unless indicated otherwise, "herein," "hereof" and other words of similar import refer to this Supplemental Indenture No. 1 as a whole and not to any particular


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Article, Section or other subdivision; and

     (b) all capitalized terms used in this Supplemental Indenture No. 1 but not defined herein shall have the meanings assigned such terms in the Senior Indenture.


                                   ARTICLE TWO
                              RESTRICTIVE COVENANT

              Section 2.01.  Limitation on Restricted Payments.

     The Company, (i) shall not, directly or indirectly, declare or pay any dividend, or make any distributions on account of the Capital Stock of the Company, and (ii) shall not make, or permit any Subsidiary of the Company to make, loan, advance to or investment in Cendant and its subsidiaries (excluding the Subsidiaries of the Company) (the transactions described in clauses (i) and
(ii) being referred to herein as "Restricted Payments"), if at the time thereof, upon giving effect to such Restricted Payment, (x) the aggregate of all Restricted Payments from the date of the Senior Indenture exceeds the sum of,
(a) 40% of Consolidated Net Income of the Company for each fiscal year (or, in the case Consolidated Net Income of the Company shall be negative for any fiscal year, less 100% of such deficit) since July 1, 1997 (treating the partial year in which the Senior Indenture was entered into and the partial year in which the calculation is made as, respectively, separate fiscal years, and taking the year in which the calculation is made into effect through the end of the immediately preceding quarter in which the payment is to be made) less such extraordinary gains and such gains on sales not in the ordinary course of business; plus (b) 100% of any extraordinary gains and any gains on sales not in the ordinary course of business of assets of the Company and its Subsidiaries for such fiscal year, in each case on an after-tax basis, plus (c) 100% of any aggregate increase in the Company's paid-in capital resulting from sales of its Capital Stock or contributions to its capital during such fiscal year or (y) the Debt/Equity Ratio of the Company exceeds 8 to 1.

     "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person and its Subsidiaries for such period plus all one-time non-cash charges that reduce consolidated net income of such Person and its Subsidiaries for such period, all as determined in accordance with generally accepted accounting principles.

                  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person and its consolidated subsidiaries, as determined on a consolidated basis in accordance with generally accepted accounting principles.


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     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or similar interests in any other form of entity, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

     "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, which in the case of (i) and (ii) above, at the date as of which such Debt is to be determined, is includable in a consolidated balance sheet of the Company and its Subsidiaries.

     "Debt/Equity  Ratio" means the ratio of (x) the principal amount of Debt to
(y) the Consolidated Net Worth of the Company.


                                  ARTICLE THREE
                             SUPPLEMENTAL INDENTURES
                             WITH CONSENT OF HOLDER


     Section 3.01 Subject to Section 901 of the Indenture, with the consent of the Holders of not less than 66-2/3% of the aggregate in principal amount of the outstanding securities (each such series voting as the same class) affected by such supplemental indenture, by Act of said Holder delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating Section 2.01 hereof.



                                  ARTICLE FOUR
                                  MISCELLANEOUS


     Section 4.01. All of the terms and conditions of the Senior Indenture shall


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remain in full force and effect.

     Section 4.02. The Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representation and shall have no responsibility as to the validity of this Supplemental Indenture No. 1.

     Section 4.03. In case of any provision in this Supplemental Indenture No. 1 shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Supplemental Indenture No.1 or the Senior Indenture shall not in any way be affected of impaired thereby.

     Section 4.04. This Supplemental Indenture No.1 shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture No.1 is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

     Section 4.05. This Supplement Indenture No. 1 may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     IN  WITNESS  WHEREOF,   the  Company  and  the  Trustee  have  caused  this
Supplemental Indenture No. 1 to be duly executed by their respective officers thereunto duly authorized all as of the day and the year first above written.


PHH CORPORATION



By:          /s/  James E.  Buckman
              Name: James E.  Buckman
              Title:  Senior Executive Vice President and General Counsel

              THE FIRST NATIONAL BANK OF CHICAGO
              as Trustee

By:       /s/  Michael Pinzon
              Name:  Michael Pinzon
              Title:  Trust Officer